UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 21, 2022

FORTINET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
899 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	FTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fortinet, Inc. (the “Company”) filed a Current Report on Form 8-K on October 6, 2021 disclosing that, on October 4, 2021, the Board of Directors (the “Board”) of the Company appointed Admiral James Stavridis to join the Board as a director whose term will expire at the Company’s 2022 annual meeting of stockholders, with such appointment being effective as of October 22, 2021.

At the time of Admiral Stavridis’ appointment, the Board had not yet determined on which of the Board’s standing committees Admiral Stavridis would serve.

On January 21, 2022, the Board appointed Admiral Stavridis to the Social Responsibility Committee of the Board, effective immediately.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page for this Current Report on Form 8-K/A is formatted in iXBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: January 26, 2022	By:	/s/ JOHN WHITTLE
John Whittle
Executive Vice President and General Counsel